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                                                                    EXHIBIT 10.1

                           INTERACTIVE OBJECTS, INC.

                            1998 STOCK OPTION PLAN

     SECTION 1. Purpose. The purpose of this 1998 Stock Option Plan (the "Plan") is to enable Interactive Objects, Inc. (the "Company") to attract and retain the services of people with training, experience and ability, and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company.

     SECTION 2. Stock Subject to Plan. The stock subject to this Plan shall be the Company's common stock, $.01 par value per share (the "Common Stock"), presently authorized but unissued. The aggregate amount of Common Stock reserved for issuance or delivery upon exercise of all options granted under this Plan shall not exceed 2,000,000 shares of Common Stock, subject to adjustment pursuant to Section 10 below. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall be returned to the Plan and become available for future grant under the Plan.

     SECTION 3. Administration. The Plan shall be administered by the Board of Directors of the Company or any committee of the Board of Directors delegated such authority pursuant to Section 3.3 (the "Plan Administrator"), in accordance with the following terms and conditions:

          3.1 General Authority. Subject to the express provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to options granted under the Plan, including, without limitation, the selection of individuals to be granted options, the number of shares to be subject to each option, the fair market value of the shares and the exercise price, the term, whether such options shall be immediately exercisable or shall become exercisable in increments over time, and all other terms and conditions thereof, and to make all other determinations necessary or advisable in the administration of the Plan. Grants under this Plan to persons eligible need not be identical in any respect, even when made simultaneously. The Plan Administrator may from time to time adopt, amend and rescind rules and regulations relating to the administration of the Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Plan Administrator in its sole discretion may grant incentive stock options ("Incentive Stock Options") as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or nonqualified stock options ("Nonqualified Stock Options"). A Nonqualified Stock Option is a stock option which is not an Incentive Stock Option. The term "option" when used in this Plan refers to Incentive Stock Options and Nonqualified Stock Options, collectively.

          3.2 Directors. A member of the Board of Directors may be eligible to participate in or receive or hold options under this Plan; provided, however, that no member of the Board of Directors shall vote with respect to the granting of an option hereunder to himself or herself.

          3.3 Delegation to a Committee. The Board of Directors, if it so determines, may delegate to one or more committees of the Board of Directors (each consisting of not less than two members of the Board of Directors) any or all authority for the administration of the Plan, subject to such terms and conditions the Board of Directors may prescribe. If, and so long as, the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board of Directors in determining the membership of any such committee shall, with respect to option grants to any persons subject to or likely to become subject to Section 16 of the Exchange Act, give due consideration to the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. Thereafter references to the Plan Administrator in this Plan shall be deemed to be references to such committee to the extent such authority is so delegated.

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          3.4  Replacement of Options.  Without limiting the authority granted to the Plan Administrator under Section 3.1, the Plan Administrator, in its sole discretion, shall have the authority, among other things, to (a) grant options subject to the condition that options previously granted at a higher or lower exercise price under the Plan be canceled or exchanged in connection with such grant (the number of shares covered by the new options, the exercise price, the term and the other terms and conditions of the new option, shall be determined in accordance with the Plan and may be different from the provisions of the canceled or exchanged options), and (b) amend or modify outstanding and unexercised options, with the consent of the holder of the option, to, among other things, reduce the exercise price per share, establish the exercise price at the then-current fair market value of the Common Stock or accelerate or defer the exercise date, vesting schedule or expiration date of any option.

          3.5 Loans to Optionees. The Plan Administrator, in its sole discretion, may provide that the Company loan to any Optionee sufficient funds to exercise any option granted under the Plan and/or to pay withholding tax due upon exercise of such option. The Plan Administrator shall have the authority to make such determinations at the time of grant or exercise and shall establish repayment terms thereof, including installments, maturity, interest rate and security for repayment.

     SECTION 4. Eligibility. Options may be granted only to persons who, at the time the option is granted, are employees, directors, consultants or advisors of the Company or any of its then-existing parent or subsidiary corporations (hereafter a "Parent" or "Subsidiary"). Any person to whom an option is granted under this Plan shall be referred to hereinafter as "Optionee." Any Optionee may receive one or more grants of options as the Plan Administrator shall from time to time determine, and such determinations may be different as to different Optionees and may vary as to different grants. Optionees who are not employees will only be eligible to receive Nonqualified Stock Options. An "employee" shall be any person, including officers and directors, employed by the Company or any Parent or Subsidiary, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Board of Directors in its discretion, subject to any requirements of the Code.

     SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Each option agreement shall clearly indicate whether the option granted thereby is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

          5.1 Number of Shares and Exercise Price. The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the exercise price for any Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the time the option is granted and subject further to Section 7.2 below. The exercise price of Nonqualified Stock Options may be less than, equal to or greater than the fair market value per share of the Common Stock at the time the option is granted.

          a. Limitation on Number of Shares Underlying Options. Subject to adjustment from time to time as provided in Section 10 below, the Plan Administrator shall not grant options to any person in any one fiscal year of the Company in an amount that exceeds, in the aggregate, 250,000 shares of Common Stock. This limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

          b. Determination of Fair Market Value. For the purposes of this Plan, fair market value of Common Stock, as of any date, shall be determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the system or exchange with the greatest volume of trading in Common Stock, for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

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          (ii)   If the Common Stock is quoted on The Nasdaq SmallCap Market, on the over-the-counter system, or regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the last trade reported for the Common Stock on the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Plan Administrator.

          5.2  Duration of Options.  Subject to the restrictions contained in
Section 9, the term of each option shall be established by the Plan Administrator and, if not so established, shall be ten years from the date it is granted, but in no event shall the term of any Incentive Stock Option exceed ten years.

          5.3 Exercisability. Each option shall prescribe the installments or vesting schedule, if any, under which an option granted under the Plan shall become exercisable. In the absence of a defined vesting schedule in an option agreement, the option covered by such agreement shall vest annually over four years from the date of grant, at the rate of 25 percent per year on each anniversary of the date of grant. The Plan Administrator, in its absolute discretion, may waive or accelerate any vesting requirement contained in outstanding and unexercised options. Only whole shares shall be issued pursuant to the exercise of any option.

     SECTION 6.  Restrictions on Transferability

          6.1 Options granted under this Plan and the rights and privileges conferred hereby shall not be subject to execution, attachment or similar process and may not be assigned, alienated, pledged, sold, or transferred in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution.

          6.2 Notwithstanding Section 6.1 above, in the case of a Nonqualified Stock Option, an Optionee may transfer such option either (a) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employment Retirement Income Security Act, or the rules thereunder, or
(b) by transfer without the receipt of consideration by an Optionee, subject to such rules as the Plan Administrator may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by Optionees who are directors or senior executives), to

          (i) a member of his or her Immediate Family or, in the case of an Optionee that is a corporation, partnership or limited liability company, holders of equity ownership interest of Optionee;

          (ii) a trust solely for the benefit of the Optionee and/or his or her Immediate Family, or

          (iii) a partnership, corporation or limited liability company whose only partners, shareholders or members are the Optionee and/or (y) his or her Immediate Family members or (z) holders of equity ownership interest of Optionee (in the case of an Optionee that is a corporation, partnership or limited liability company).

(each transferee described in 6.2(a) and (b) is hereafter referred to as a "Permitted Transferee"), provided that the Plan Administrator is notified in advance in writing of the terms and conditions of any proposed transfer described in (a) or (b) and it determines that the proposed transfer complies with the requirements of the Plan and the applicable option agreement. For this purpose, "Immediate Family" means, with respect to a particular Optionee, the Optionee's spouse, children and grandchildren (including adopted and stepchildren and grandchildren).

          6.3 Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an option granted under the Plan or any right or privilege conferred hereunder contrary to the provisions of the Plan, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by an option granted under the Plan, the option shall thereupon terminate and become null and void.

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          6.4  The terms of options granted under this Plan and transferred in accordance with this Section 6 shall apply to the beneficiaries, executors and administrators of the Optionee and of the Permitted Transferees of the Optionee (including the beneficiaries, executors and administrators of the Permitted Transferees), including the right to agree to any amendment of the applicable option agreement, except that Permitted Transferees shall not transfer any option other than by will or by the laws of descent and distribution.

          6.5 Options granted under this Plan, or options transferred in accordance with this Section 6, are exerciseable during Optionee's lifetime only by Optionee or Permitted Transferee, as applicable (or his or her attorney in fact or guardian). In the event of the death of an Optionee or Permitted Transferee, options may be exercised by such Optionee's or Permitted Transferee's executor or administrator. In no event shall the Company issue shares of Common Stock upon exercise of an option unless Optionee or Permitted Transferee makes sufficient payment, as determined by the Company, to meet withholding tax obligations on such exercise or other arrangements satisfactory to the Plan Administrator to provide for such payment.

     SECTION 7. Certain Limitations Regarding Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following special limitations:

          7.1 Limitation on Amount of Grants. To the extent that an Optionee is granted Incentive Stock Options that in the aggregate (together with all other Incentive Stock Options granted by the Company or any Parents or Subsidiaries) entitle the Optionee to purchase, in any calendar year during which such options first become exercisable, stock of the Company, any Parent or any Subsidiary having a fair market value (determined as of the time such options are granted) in excess of $100,000, such options in excess of the $100,000 threshold shall be treated as Nonqualified Stock Options. No limitation shall apply to Nonqualified Stock Options.

          7.2 Grants to Ten Percent Shareholders. Incentive Stock Options may be granted to a person who, at the time the option is granted, owns more than ten percent of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary only if (i) the exercise price is at least 110 percent of the fair market value of the Common Stock at the time of grant, and (ii) the option is not exercisable more than five years from the date of grant.

          7.3 Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for a minimum of two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may provide in any option agreement evidencing an Incentive Stock Option granted under this Plan that the Optionee under such agreement be required to give the Company prompt notice of any subsequent disposition of shares acquired on exercise of such Incentive Stock Option prior to the expiration of the above holding periods.

     SECTION 8. Exercise of Options. Options shall be exercised in accordance with the following terms and conditions:

          8.1 Procedure. Options shall be exercised by delivery to the Company of written notice of the number of shares with respect to which the option is exercised.

          8.2 Payment. Payment of the exercise price shall be made in full within five business days of the notice of exercise of the option and shall be in cash or bank-certified, cashier's or personal check. If the Company's Common Stock is registered under Section 12 of the Exchange Act, then, to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations) and unless the Plan Administrator determines otherwise, an option also may be exercised by (a) delivery of shares of Common Stock of the Company that have been held by the Optionee for at least six months having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator (such payment in stock may occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as "pyramiding," which provides that, rather than physically exchanging certificates

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for a series of exercises, bookkeeping entries will be made pursuant to which the Optionee is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares), or (b) delivery of a properly executed exercise notice together with irrevocable instructions to (i) a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with such exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such broker, all in accordance with the requirements of the Federal Reserve Board.

     In addition, the exercise price for shares purchased under an option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 8.2, by (y) a promissory note delivered pursuant to Section 3.5 or (z) such other consideration as the Plan Administrator may permit.

          8.3 Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares acquired on exercise, notwithstanding the exercise of the option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the option and payment of the exercise price. In the event that the exercise of an option is treated in part as the exercise of a Nonqualified Stock Option pursuant to Section 7.2, the Company shall issue a stock certificate evidencing the shares treated as acquired upon the exercise of an Incentive Stock Option and a separate stock certificate evidencing the shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of this Plan.

          8.4 Federal Withholding Tax Requirements. Upon exercise of an option, the Optionee shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. If permitted by the Plan Administrator, such arrangements may include payment of the appropriate withholding tax in shares of stock of the Company having a fair market value equal to such withholding tax, either through delivery of shares held by the Optionee or by reduction in the number of shares to be delivered to the Optionee upon exercise of such option.

     SECTION 9.  Termination of Employment, Disability and Death

          9.1 General. If the employment of the Optionee by the Company, a Parent or a Subsidiary shall terminate by retirement or for any reason other than death or disability (as hereinafter provided), the option may be exercised by the Optionee, or its Permitted Transferee, at any time prior to the expiration of three months after the date of such termination of employment (unless by its terms the option sooner terminates or expires), but only if and to the extent the Optionee was entitled to exercise the option at the date of such termination.

          9.2 Disability. If the employment of the Optionee by the Company, a Parent or a Subsidiary is terminated because of the Optionee's disability (as herein defined), the option may be exercised by the Optionee, or its Permitted Transferee, at any time prior to the expiration of one year after the date of such termination (unless by its terms the option sooner terminates or expires), but only if and to the extent the Optionee, or its Permitted Transferee, was entitled to exercise the option at the date of such termination. For purposes of this section, an Optionee will be considered to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          9.3 Death. In the event of the death of an Optionee while in the employ of the Company, a Parent or a Subsidiary, the option shall be exercisable on or prior to the expiration of one year after the date of such death (unless by its terms the option sooner terminates and expires), but only if and to the extent the Optionee was entitled to exercise the option at the date of such death and only by the Optionee's personal representative if then subject to administration as part of the Optionee's estate, or by the person or persons to whom such Optionee's rights

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under the option shall have passed by the Optionee's will or by the applicable laws of descent and distribution or by Optionee's Permitted Transferee.

          9.4 Waiver or Extension of Time Periods. The Plan Administrator shall have the authority, prior to or within the times specified in this Section 9 for the exercise of any such option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Plan Administrator may modify or eliminate the time periods specified in this Section 9 with respect to particular option grants. However, no Incentive Stock Option may be exercised after the expiration of ten years from the date such option is granted. If an Optionee holding an Incentive Stock Option exercises such option, by permission of the Plan Administrator, after the expiration of the time periods specified in this Section 9, the option will no longer be treated as an Incentive Stock Option under the Code and shall automatically be converted into a Nonqualified Stock Option.

          9.5 Termination of Options. To the extent that the option of any deceased Optionee or of any Optionee whose employment is terminated shall not have been exercised within the limited periods prescribed in this Section 9, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such period.

          9.6 Non-employee Optionees. Options granted to Optionees who are not employees of the Company, a Parent or a Subsidiary at the time of grant shall not be subject to the provisions of this Section 9, except as specifically provided in the written option agreement for such Optionee.

     SECTION 10.  Option Adjustments

          10.1 Adjustments Upon Changes in Capitalization. The aggregate number and class of shares on which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or any like capital adjustment, or any other increase or decrease in the number of shares of Common Stock of the Company without the receipt of consideration by the Company.

          10.2 Effect of Certain Transactions. Except as otherwise provided in the option agreement, in the event of a merger, consolidation, disposition of all or substantially all of the assets, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, or upon the acquisition by a person (as defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act as in effective as of the date hereof) of a majority of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record) (each, a "Corporate Transaction"), all outstanding and unexercised options granted under this Plan shall automatically accelerate so that each option shall, immediately prior to any such Corporate Transaction, become 100 percent vested (except that such acceleration shall not occur if, in the opinion of the Company's accountants, such acceleration would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment). Provided further, however, that an option shall not so accelerate if and to the extent that such option is, in connection with a Corporate Transaction, either to be assumed by the successor corporation or its parent or to be replaced with a comparable option for the purchase of shares of capital stock of such successor corporation or its parent. Immediately following the consummation of any Corporate Transaction, all options shall terminate and cease to remain outstanding, except to the extent assumed by a successor corporation. Any such options that are assumed or replaced in a Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Optionee's employment or services should subsequently terminate within two years following such transaction.

          10.3 Further Adjustment of Options. The Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to options. Such authorized action may include (but

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shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees. The Plan Administrator may take such action before or after granting options to which the action relates and before or after any public announcement with respect to such, sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

          10.4 Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

          10.5 Determination of Plan Administrator to be Final. All adjustments made pursuant to this Section 10 shall be made by the Plan Administrator and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     SECTION 11.  Securities Regulations

          11.1 Compliance. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange, national market system, over the counter system, or any electronic bulletin board, upon which the shares may then be listed, quoted or traded, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

          11.2 Representations by Optionee. As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 11.1 above. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company to undertake registration of options or stock hereunder.

     SECTION 12. Employment Rights. Nothing in this Plan or any option or right granted pursuant hereto shall confer upon any Optionee any right to be continued in the employment of the Company, a Parent or any Subsidiary of the Company, or to remain a director thereof or a consultant thereto, or to interfere in anyway with the right of the Company, a Parent or any Subsidiary, in its sole discretion, to terminate such Optionee's employment at any time or to remove the Optionee as a director or consultant at any time.

     SECTION 13.  Amendment and Termination

          13.1 Action by Shareholders. The Plan may be terminated, modified or amended by the shareholders of the Company.

          13.2 Action by Board of Directors. The Board of Directors may also terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any changes in law or regulation applicable thereto, or in other respects; provided, however, that, to the extent required for compliance

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with Section 422 of the Code or any applicable law or regulation, the Board of
Directors may not, without further approval by the shareholders of the Company:

          (i) Change the number of shares in the aggregate as to which options may be granted under the Plan;

          (ii) Change the eligibility of persons to be granted Incentive Stock Options under the Plan;

          (iii) Change the terms of the Plan which causes the Plan to lose its qualification as an incentive stock option plan under Section 422(b) of the Code; or

          (iv) Otherwise amend the Plan for which shareholder approved is required under any applicable law or regulation.

     No termination, suspension or amendment of the Plan may, without the consent of each Optionee to whom any option shall previously have been granted, adversely affect the rights of such Optionees under such options.

          13.3 Automatic Termination. Unless the Plan shall have been terminated as herein provided, this Plan shall terminate ten years from the earlier of: (i) the date on which the Plan is adopted by the Board of Directors; or (ii) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option previously granted under this Plan.

     SECTION 14. Effective Date of the Plan. This Plan shall become effective on the date of its adoption by the Board of Directors of the Company and options may be granted immediately thereafter, but no option may be exercised under the Plan unless and until the Plan shall have been approved by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. If such approval is not obtained within such period the Plan and any options granted shall be null and void.

     Adopted by the Board of Directors on January 1, 1998; approved by the Company's shareholders on April 15, 1998.

                                      -8-